CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”, each dated July 29, 2022, and each included in this Post-Effective Amendment No. 231 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 23, 2022, with respect to the financial statements and financial highlights of Touchstone Flexible Income Fund, Touchstone Focused Fund, Touchstone Non-US ESG Equity Fund (formerly, Touchstone Global ESG Equity Fund), Touchstone Growth Opportunities Fund, Touchstone Mid Cap Growth Fund and Touchstone Sands Capital Emerging Markets Growth Fund (six of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
July 29, 2022